Exhibit 99.1

NEWS

2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

FOR IMMEDIATE RELEASE

GOODMAN REPORTS 2006 SECOND QUARTER RESULTS

-	Net sales grew 20% to record levels, with gains across all product categories
-	Net income of $14 million. Adjusted net income increased 43% to $26 million
-	EBITDA of $52 million. Adjusted EBITDA increased 24% to $68 million

HOUSTON (July 27, 2006) — Goodman Global, Inc. (NYSE: GGL) today announced results for the second quarter of 2006. The Company reported net sales of $504.5 million for the three months ended June 30, 2006, a 20 percent increase compared with net sales of $421.1 million for the same period last year.

For the second quarter of 2006, the Company generated net income of $13.9 million, compared with $18.1 million for the second quarter of 2005. In April 2006, Goodman completed the initial public offering of the Company’s common stock. As a result, net income for the second quarter of 2006 included IPO-related expenses of $12.5 million, net of taxes. These expenses included, among other items, costs associated with the termination of the management agreement with Apollo Management, L.P., and the early repayment of debt. Net income for the second quarter of 2005 included $0.3 million, net of taxes, in monitoring fees related to the 2004 acquisition by Apollo. (See section entitled “Acquisition by Apollo.”). Excluding IPO-related expenses and the monitoring fees, second-quarter 2006 adjusted net income increased 43 percent, to $26.4 million from the prior year’s second-quarter adjusted net income of $18.4 million.

Diluted earnings per share available to Common shareholders were $0.19 for the second quarter of 2006, and $0.26 in the prior year’s second quarter. Excluding IPO-related expenses and the monitoring fees, adjusted earnings per share increased 33 percent, to $0.36 compared with the prior year’s second quarter adjusted earnings per share of $0.27.

Goodman reported second-quarter 2006 EBITDA of $52.0 million, compared with second-quarter 2005 EBITDA of $54.4 million. EBITDA for the second quarter of 2006 included IPO-related expenses of $16.1 million, and EBITDA for the second quarter of 2005 included monitoring fees of $0.5 million. Excluding IPO-related expenses and the monitoring fees, second-quarter 2006 adjusted EBITDA increased 24 percent, to $68.1 million, compared with an adjusted EBITDA of $54.9 million for the same period last year. (See section entitled “Non-GAAP Financial Measures” for definitions of EBITDA and adjusted EBITDA.) Management believes that the presentation of EBITDA and adjusted EBITDA, adjusted net income and

GOODMAN REPORTS 2006 SECOND QUARTER RESULTS

07/27/06

adjusted earnings per share — all non-GAAP financial measures — enables investors to better understand the Company’s underlying operational and financial performance and facilitates comparison of results between periods.

Net sales for the second quarter rose across all product categories. Increasing sales of 13-and-higher SEER cooling units added to sales and profitability improvements; the continued availability of 10 SEER and 12 SEER cooling units strengthened Goodman’s value position in the marketplace; and the Company benefited from the impact of an April 1 effective-date price increase on cooling products. Sales of furnaces, air handlers and coils also increased. In June, package terminal air conditioners (PTACs) set a monthly high sales record. In addition, the Company benefited from having expanded its Company-operated distribution network during 2004 and 2005, and from the continued increase in the number of independent distributor locations selling Goodman products. As a result, net sales grew by 20 percent, including a 7 percent increase in unit volume.

“Thanks to the continued commitment and hard work of our dedicated employees and valued customers, we delivered a strong second-quarter performance. We increased our sales and, we believe, grew our market position. Importantly, we sustained the momentum in our factories, our logistics operations and the marketplace during our transition to the new 13 SEER minimum standard. Our employees executed the changeover successfully, phased in our new 13 SEER products and effectively managed through the inefficiencies associated with a transition of this scale,” said Charles A. Carroll, president and chief executive officer for Goodman.

Carroll continued, “We posted strong results across all our product categories and capitalized on that growth with improved gross margin and SG&A leverage, excluding IPO-related expenses and the monitoring fees, when compared with last year’s second quarter. The successful implementation of our April price increase, along with operational improvements, helped offset the impact of commodity costs and our 13 SEER transition.

“Furthermore, the maturing contribution from our expanding distribution networks, both independent and Company-operated, and an ongoing attention to cost management contributed to our improved performance,” remarked Carroll.

Goodman continued to invest in expanding its accessibility to dealers and contractors and added nine new Company-operated locations to its network during the first half of 2006. During the same period, independent distributors carrying Goodman lines added over 10 new locations. Also, during the second quarter of 2006, the Company announced the opening of a new 65,000-square-foot manufacturing facility in Groveland, Fla., for Quietflex® air duct and insulation products. The new location will expand Goodman’s ability to serve the fast-growing Florida and Southeastern U.S. markets.

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GOODMAN REPORTS 2006 SECOND QUARTER RESULTS

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First Half Results

Net sales for the first six months were $885.1 million, a 23 percent increase compared with $717.4 million of net sales for the first six months of 2005. Net income for the first six months of 2006 was $22.4 million, and diluted earnings per share were $0.26.

Net income for the first half of 2006 included, net of tax, IPO-related expenses of $12.5 million, and monitoring fees of $0.3 million. Net income for the first half of 2005 was a loss of $2.8 million, and included, net of tax, a $24.3 million non-recurring, non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo; monitoring fees of $0.6 million; and a $1.2 million gain on derivatives. Excluding the effects of the non-recurring events and the monitoring fees, adjusted net income for the first half of 2006 was $35.2 million, a 68 percent increase from first-half 2005 adjusted net income of $20.9 million.

Diluted earnings per share available to Common shareholders were $0.26 for the first six months of 2006, and a loss of $0.29 in the prior year’s comparable period. Excluding IPO-related expenses and the monitoring fees, adjusted earnings per share increased 124 percent, to $0.47 compared with the prior year’s first half adjusted earnings per share of $0.21.

Goodman reported first-half 2006 EBITDA of $92.6 million, compared with first-half 2005 EBITDA of $45.5 million. EBITDA for the first six months of 2006 included $16.1 million of IPO-related expenses and $0.5 million of monitoring fees. EBITDA for the comparable period of 2005 included a $2.0 million gain on derivatives, a $39.6 million non-recurring, non-cash, inventory-related charge associated with the December 2004 acquisition by Apollo, and $1.0 million of monitoring fees. Excluding these non-recurring and unusual items, first-half 2006 adjusted EBITDA increased 30 percent, to $109.2 million, compared with an adjusted EBITDA of $84.1 million for the same period of 2005.

The Company’s first-half 2006 provision for income taxes was at a 37.0% rate, compared to a 38.5% rate in 2005. In addition, Goodman continues to benefit from reduced cash tax payments as a result of the 2004 acquisition by Apollo. The Company expects to realize annual tax deductions of approximately $60 million resulting from the acquisition, substantially reducing cash tax payments each year for the next 14 years.

Outlook

“We believe that we are on track to deliver a successful 2006. With normal market conditions, we expect to achieve adjusted EBITDA in the range of $225 million to $235 million and diluted earnings per share between $1.00 and $1.10 for the year, excluding IPO-related expenses and monitoring fees. We believe that the industry transition to the 13 SEER minimum standard, our growing ‘best value’ position and the success of our dealer recruitment efforts and independent and Company-operated distribution network expansions will give a lift to our performance potential for next year as well,” remarked Carroll.

“Furthermore, we successfully completed our recent IPO, which improved our balance sheet and strengthened our ability to grow as a leading manufacturer in the HVAC industry,” he concluded.

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Second-Quarter 2006 Conference Call

Management will host its second-quarter 2006 earnings conference call on Thursday, July 27, at noon Eastern Daylight Time. The call may be accessed by telephone or via the Internet. To access the call by telephone, the call-in number is 866-362-4831, and the passcode is 38939721. International callers should dial 617-597-5347 and use the same passcode, 38939721. An Internet link to the call may be found on the Company’s website, www.goodmanglobal.com. A replay of the call will be available starting approximately one hour after the conclusion of the call and continuing until Aug. 10, 2006. The replay may be accessed by dialing 888-286-8010 and using the passcode, 19845904. International callers should dial 617-801-6888 and use the same passcode. An Internet link to a replay of the call will also be posted on the Company’s website, www.goodmanglobal.com. Informational exhibits related to the Company’s performance will be available on the Goodman web site in the “Management Presentations” section and may be referred to during the conference call.

Initial Public Offering

On April 11, 2006, the Company completed the initial public offering of the Common Stock of Goodman Global, Inc. The Company offered approximately 20.9 million shares, and selling shareholders sold an additional 6.1 million shares, including the exercise of the “greenshoe.” Goodman received proceeds of approximately $354.5 million after underwriting discounts and before expenses. The proceeds were used to redeem all of the outstanding Series A Preferred Stock, including accrued dividends; to pay Apollo for termination of the management agreement; and to redeem a portion of the Company’s floating rate notes. As a result of the IPO, average fully diluted shares outstanding for 2006 are expected to be approximately 65.6 million.

Non-GAAP Financial Measures

In addition to reporting financial results that are determined in accordance with GAAP, Goodman also reports EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share, all of which are non-GAAP measures. These measures should be considered in addition to, not as a substitute for, GAAP measures. They should not be considered as an alternative to operating income, net income or earnings per share, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, and depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance the understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. Goodman believes that EBITDA is an operating performance measure, not a liquidity measure, and that EBITDA provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

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The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called adjusted EBITDA. In addition, certain non-GAAP measures may be used, in part, to determine incentive compensation for employees. The supplementary adjustments to EBITDA to derive adjusted EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that adjusted EBITDA be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

The most directly comparable GAAP measure to EBITDA and adjusted EBITDA is net income. Included in this release are a reconciliation of net income to EBITDA and adjusted EBITDA and a reconciliation of net income to adjusted net income for the three- and six- month periods ended June 30, 2006 and 2005.

Acquisition by Apollo

On December 23, 2004, the Company was acquired under an Asset Purchase Agreement by an affiliate of Apollo Management, L.P., Company senior management and certain trusts associated with members of the Goodman family.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Investor Relations Contact: Richard Bajenski Vice President, Investor Relations (713) 263-5059 richard.bajenski@goodmanmfg.com	Media Relations Contact: Courtneye Barrett Manager, Public Relations (713) 263-5485 (832) 419-1697 (mobile) courtneye.barrett@goodmanmfg.com

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “predict,” or similar expressions identify forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Goodman’s management, these statements involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

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The following important factors could affect future results: changes in weather patterns and seasonal fluctuations; changes to the 13 SEER federally mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; significant increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk factors” contained in Goodman’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

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GOODMAN REPORTS 2006 SECOND QUARTER RESULTS

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GOODMAN GLOBAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
	2006	2005
	(in thousands, except per share)
Sales, net	$504,454	$421,134

Cost of goods sold	388,038	324,930
Selling, general and administrative expenses	64,682	42,077
Depreciation and amortization expense	7,997	6,701

Operating income	43,737	47,426
Interest expense, net	21,899	18,590
Other income, net	(292)	(307)

Income before income taxes	22,130	29,143
Provision for income taxes	8,188	11,015

Net income	$13,942	$18,128

Less: Preferred dividends	730	5,544

Net income available to common shareholders	$13,212	$12,584

Earnings per share, diluted	$0.19	$0.26

Average outstanding common shares, diluted	70,796	47,932

	Six Months Ended June 30,
	2006	2005
	(in thousands, except per share)
Sales, net	$885,142	$717,441

Cost of goods sold	682,674	592,830
Selling, general and administrative expenses	110,341	79,534
Depreciation and amortization expense	15,450	13,345

Operating income	76,677	31,732
Interest expense, net	41,640	36,724
Other income, net	(449)	(387)

Income (loss) before income taxes	35,486	(4,605)
Provision for (benefit from) income taxes	13,130	(1,773)

Net income (loss)	$22,356	$(2,832)

Less: Preferred dividends	6,622	10,889

Net income (loss) available to common shareholders	$15,734	$(13,721)

Earnings (loss) per share, diluted	$0.26	$(0.29)

Average outstanding common shares, diluted	60,292	47,891

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO EBITDA(a) AND ADJUSTED EBITDA(a)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
	(in thousands)
Net income	$13,942	$18,128
Add:
Interest expense, net	21,899	18,590
Provision for income taxes	8,188	11,015
Depreciation and amortization expense	7,997	6,701

EBITDA	$52,026	$54,434

Add:
Monitoring fees	—	501
IPO-related expenses	16,099	—

Adjusted EBITDA	$68,125	$54,935

	Six Months Ended June 30,
	2006	2005
	(in thousands)
Net income (loss)	$22,356	$(2,832)
Add:
Interest expense, net	41,640	36,724
Provision for (benefit from) income taxes	13,130	(1,773)
Depreciation and amortization expense	15,450	13,345

EBITDA	$92,576	$45,464

Add:
Inventory valuation step-up	—	39,586
Monitoring fees	552	1,002
Derivative gain	—	(2,000)
IPO-related expenses	16,099	—

Adjusted EBITDA	$109,227	$84,052

(a)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(b)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
	(in thousands, except per share)
Net income	$13,942	$18,128

Adjustments, net of tax:
Apollo management and monitoring fees	9,733	308
Stock option acceleration	410	—
Acceleration of deferred financing costs	1,473	—
Premium for early paydown of debt	891	—

Adjusted net income	$26,449	$18,436

Earnings per share, diluted	$0.19	$0.26

Adjusted earnings per share, diluted	$0.36	$0.27

Average outstanding common shares, diluted	70,796	47,932

	Six Months Ended June 30,
	2006	2005
	(in thousands, except per share)
Net income (loss)	$22,356	$(2,832)

Adjustments, net of tax:
Inventory valuation step-up	—	24,345
Derivative gain	—	(1,230)
Apollo management and monitoring fees	10,081	616
Stock option acceleration	410	—
Acceleration of deferred financing costs	1,473	—
Premium for early paydown of debt	891	—

Adjusted net income	$35,211	$20,899

Earnings per share, diluted	$0.26	$(0.29)

Adjusted earnings per share, diluted	$0.47	$0.21

Average outstanding common shares, diluted	60,292	47,891

(b)	Adjusted net income is a non-GAAP financial measure. For more information regarding adjusted net income and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN GLOBAL, INC.

SELECTED BALANCE SHEET DATA

(Unaudited)

	Period Ended June 30,
	2006	2005
	(in thousands)
Cash and Cash Equivalents	$9,917	$9,436
Accounts Receivable, net	281,550	255,436
Inventory	378,023	321,119
Accounts Payable	167,817	134,021
Accrued Liabilities	146,309	134,210
Total Debt	950,725	1,057,250

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